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                                                                  EXHIBIT 23.1




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Amendment No. 3 to Registration Statement No. 333-26199 on Form S-3 of Tetra Tech, Inc. of our reports dated November 12, 1996 incorporated by reference and appearing in the Form 10-K/A of Tetra Tech, Inc.: our report dated August 8, 1997 (on the financial statements of Whalen & Company, Inc.) appearing in the Form 8-K/A of Tetra Tech, Inc.; and our reports dated November 2, 1995 (on the financial statements of PRC Environmental Management, Inc.) appearing in the Form 8-K/A of Tetra Tech, Inc.


/s/ DELOITTE & TOUCHE LLP

Los Angeles, California
September 18, 1997